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                                                                     EXHIBIT 5.1






                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                               New York, NY 10036





Unilab Corporation                                              October 18, 2001
18448 Oxnard Street
Tarzana, California 91356




                       Re:    Unilab Corporation
                              Registration Statement on Form S-1
                              (File No. 333- 70866)
                              ------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Unilab Corporation, a Delaware corporation (the "Company"), in connection with the public offering by certain stockholders of the Company (the "Selling Stockholders") of (i) up to 10,016,271 currently issued and outstanding shares (the "Outstanding Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and (ii) up to 333,729 shares (the "Option Shares") of Common Stock issuable upon exercise of outstanding stock options (the "Options") issued pursuant to the Company's 2000 Executive Stock Option Plan.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-70866), as filed with the Securities and


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Unilab Corporation
October 18, 2001
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Exchange Commission (the "Commission") on October 3, 2001 under the Securities
Act, Amendment No. 1 to the Registration Statement, as filed with the Commission on October 9, 2001, Amendment No.2 to the Registration Statement, as filed with the Commission on October 18, 2001, and Amendment No. 3 to the Registration Statement, to be filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement proposed to be entered into among the Company, the Selling Stockholders and Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, as representatives of the several underwriters to be named therein, filed as an exhibit to the Registration Statement; (iii) The Custody Agreement and Power of Attorney proposed to be entered into among the Selling Stockholders, the Attorney-in-Fact, and the Custodian; (iv) a specimen certificate evidencing the Common Stock; (v) the Certificate of Incorporation of the Company, as amended to date; (vi) the By-laws of the Company, as amended to date; (vii) certain resolutions of the Board of Directors of the Company; (viii) the Company's 2000 Executive Stock Option Plan (the "Plan"); and (ix) forms of stock option agreements utilized by the Company in connection with options granted pursuant to the Plan (the "Option Agreements"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and


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Unilab Corporation
October 18, 2001
Page 3

delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering to opinions set forth below, we have assumed that the certificates evidencing the Outstanding Shares, upon their original issuance conformed, and the certificates evidencing the Option Shares to be issued, upon their issuance will conform, to the specimen certificate examined by us. In rendering the opinion set forth in paragraph 1 below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing and ratifying the original issuance of all Outstanding Shares. In rendering the opinion set forth in paragraph 2 below, we have assumed that Option Agreements in the form examined by us have been duly executed and delivered by the Company and all relevant optionees.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than Delaware corporate law.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     2. The Option Shares have been duly authorized for issuance and, when issued and delivered upon due exercise of the Options and payment of the exercise price thereof in accordance with the terms of the Plan and the Option Agreements, will be validly issued, fully paid and nonassessable.

     We call to your attention that, with respect to the Outstanding Shares, the Company has been unable to locate, and we therefore have not had an opportunity to review, resolutions of the stockholders of the Company authorizing a merger transaction pursuant to which some or all of Outstanding Shares may have been



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Unilab Corporation
October 18, 2001
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issued. We have, however, reviewed a Certificate of Merger, dated October 26,
1990, filed with the Secretary of State of Delaware, which indicates that such merger was duly authorized by the stockholders of the Company. In rendering the opinion set forth in paragraph 1 above, we have assumed, with your permission, that such stockholders' approval was duly obtained.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,



                                   /s/  Skadden, Arps, Slate, Meagher & Flom LLP

















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